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                                                                  EXHIBIT 99.227

                    Effects of Not Requiring Adjustment Bids

If generators, demands, imports and exports are not required to supply adjustment bids, the ISO may not have sufficient adjustment bids to manage interzonal congestion. For those interzonal paths for which the ISO does not have sufficient adjustment bids on both sides of the path, the ISO will set the congestion usage charge on the path to the ex post price in the ISO's imbalance energy market for the same hour in the previous day.

This can have adverse effects on the California energy markets and on the reliability of California's grid.

ISSUE 1

If a Scheduling Coordinator for an importer selling energy into California across an intertie does not supply adjustment bids, the ISO currently treats this as a bid by the SC to pay up to $1000/MWh for transmission capacity on the intertie. However, if the ISO does not receive enough adjustment bids to manage congestion on the intertie, the ISO will allocate the intertie capacity pro rata among such SCs and only charge them yesterday's ex post price. These SCs can devise strategies by which they effectively bid $1000/MWh with the assurance that they will not pay more than yesterday's ex post price (which is known before they bid).

An SC can corner the transmission market into California when yesterday's ex post price is favorable. It can schedule transactions that it does not plan to implement simply to buy the transmission at the fixed price. The SC can force up the energy prices in the PX day ahead market and in the ISO's real time imbalance energy market if it does not use the transmission capacity or resell it. This could also adversely affect the reliability of the ISO grid.

If an SC captured the capacity on an intertie in the day-ahead market, it could sell use of the intertie to others in the hour ahead time frame by offering to buy their energy in the export zone and resell it to them in the import zone. It could in essence resell the transmission it bought outside the ISO's hour-ahead market. It could even drive the price high enough that it would pay to tie up the transmission and not use it.

ISSUE 2

The market design and the PX tariff requires that the PX establish an efficient price and set its zonal prices so that:

a) The PX zonal price in a zone is greater than or equal to the highest priced energy that the PX buys in the zone (either through its auction or through the ISO's congestion management process).

b) The difference between the zonal prices in two zones must be equal to the ISO's congestion usage charge between the zones



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Consider an importer that wants to sell energy into California across a congested intertie using the PX market. To alleviate congestion on the intertie, the ISO will reduce generation in the export zone and increase it in the import zone. If the ISO does not receive enough adjustment bids in the export zone to manage congestion on the intertie, the ISO will set the usage charge on the intertie at yesterday's ex post price from the ISO's imbalance energy market for the same hour.

In managing congestion on the intertie, the ISO will increase generation (or reduce demand) in the zone in CA that imports the energy. In the process, the ISO may use some high priced adjustment bids submitted by PX participants. As required by (a) above, the PX zonal price in the zone in CA must be at least as high as the most expensive PX adjustment bid that the ISO exercises. Because of
(b), the PX must set the price in the export zone equal to the cost of the most expensive PX adjustment bid used in the zone in CA minus yesterday's ex post price. This can be significantly higher than the original PX's MCP.

Whenever yesterday's ex post price is lower than today's PX MCP, an importer selling into the PX may find it advantageous not to submit an adjustment bid on its import. An importer who also has resources in CA would also want to seed some high priced PX adjustment bids in the zone in CA to increase the likelihood that the ISO will use a high priced PX adjustment bid in CA.

By following such a strategy, an importer may be able to cause the PX zonal price in the zone outside CA to increase significantly above the unconstrained PX MCP. This is exactly opposite of what we would expect if the market operated correctly. (If the intertie is congested, the importer is able to sell less energy so the price in the export zone should fall, but it may rise instead.) Also, there is no significant PX demand in the export zone outside CA so there will not be any countervailing pressure to lower prices.

The larger an importer is, the more likely it would benefit from such a strategy.

Here's my stuff if you can use it.

TWO PX USES OF ADJUSTMENT BIDS

It has been the intent all along to require Adjustment Bids.

The original intent of using the real time as the default (Usage Charge) price for use of the transmission to deliver the energy was that this price would be as much as the price paid for the delivered energy, so the seller would be providing free energy (i.e. - price in the sending zone would go to zero). This would give


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all SC sellers an incentive to put in the Adjustment Bids without mandating
Adjustment bids. There was and still is the preference to use market signals over rules to get the response that is desired since this avoids the need for administrative penalties for non-performance, and uses the market to discipline the participants in the market.

Unfortunately, as it has been developed, the software unintentionally frustrates this intent. It appears that it will be necessary, at least for the interim, to mandate Adjustment Bids.

1. The PX Tariff requires the PX to develop a single Market Clearing Price when there is no congestion. Absent congestion, the price is developed in the PX auction. When there is congestion, the PX price is not developed in the PX auction. The PX must develop a MCP in each zone that is equal to the marginal cost of energy in the zone. These prices are determined from the final PX schedule determined by the ISO, the ISO's Usage Charge, and the adjustment bids of participant's schedules. Therefore, the PX must have adjustment bids from its Participants.

PX Participants have an incentive to offer adjustment bids that reflect their marginal cost of supply (or marginal value of use of energy in the case of demand) for their adjustment bids. Failure to offer an adjustment bid could, when there is congestion, cause the price in the PX to become zero in the exporting zone and equal to the ISO's default usage charge in the import zone.

2. Adjustment bids are, of course, also used for congestion management. Adjustment bids are applied by the ISO in such a way that they actually constitute a bid to use the transmission. (<-- Is this point worth bringing out?) The difference in inc and dec bids of a scheduling coordinator in zones separated by a congested transmission path is in fact a bid for use of the path.

The problem with the ISO Congestion Management model of concern to the PX is that a SC selling into CA from outside state can grab all of an intertie's capacity, drive the PX day-ahead price and the ISO's real time price very high, and reap a very large benefit.

The SC that submits a schedule with no adjustment bids is treated as though it had indicated a willingness to pay up to $1000 for the use of the transmission bid. The price the SC is expected to pay is expected to be the lowest winning bid to use the transmission. However, if the SC plays the right game, the price it pays can be capped at the ISO's ex-post real time energy price from the day before. When the price from the day before is seen to be low, a clever SC can cause congestion on the intertie with assurance it will pay no more than the low day ahead price.

At the same time, when this happens, the PX can not develop an efficient price. The problem for the PX arises when the there are adjustment bids, but not sufficient bids to relieve the congestion, and the ISO uses some of the adjustment bids to adjust some of the PX generators. The PX price in each zone must be different by the ISO Usage Charge and must be equal to the highest adjustment bid used by the ISO. When this game is played by the gaming SC, and the Usage Charge is only the ISO's prior days Real Time MCP the PX is forced to have a very high price in both zones.